UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018 (October 4, 2018)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32502 (Commission File Number)	13-4271875 (IRS Employer Identification No.)

1633 Broadway, New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 – Other Events.

On October 4, 2018, WMG Acquisition Corp. (the “Company”) elected to call for redemption $26.55 million aggregate principal amount of its 5.625% Senior Secured Notes due 2022 (the “Notes”) currently outstanding. Wells Fargo Bank, National Association, the trustee for the Notes, delivered a notice of conditional partial redemption to all registered holders of the Notes. The partial redemption is conditioned upon, among other things, the receipt by the Company of gross cash proceeds in an amount satisfactory to the Company in one or more debt financings. The redemption price for the Notes is equal to 102.813% of the principal amount of the Notes, plus accrued but unpaid interest thereon to, but excluding, the redemption date, which is November 5, 2018. In the event that the conditions specified in the notice of partial redemption are not satisfied, the redemption will not occur. Upon the partial redemption by the Company of the Notes, $220.95 million of the Notes will remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: October 4, 2018